FOR IMMEDIATE RELEASE

Hughes Communications Announces Fourth Quarter and Full Year 2010 Results

Record New Consumer Activations
Record Adjusted EBITDA

Germantown, Md., March 3, 2011—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced its financial results for the fourth quarter and full year ended December 31, 2010. Hughes’ consolidated operations are classified into five reportable segments: North America Broadband, International Broadband, Telecom Systems, HTS Satellite, and Corporate and Other. The North America Broadband, International Broadband, Telecom Systems, and HTS Satellite segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

Fourth Quarter 2010 Financial Highlights:

•	Consolidated revenues of $281 million for growth of 7% over the fourth quarter of 2009.

•	Strong Consumer business growth:
–	Record subscriber gross adds of 59,000 and net adds of 20,000 for growth of 29% and 40% respectively over the fourth quarter of 2009.
–	Revenue increased by 13% and services revenue by 17% over the fourth quarter of 2009.
–	Consumer ARPU increased to $75 from $72 in the fourth quarter of 2009.
–	Churn of 2.27%.

•	Record Adjusted EBITDA of $71 million, an increase of 25% over the fourth quarter of 2009.

•
Operating income of $32 million for a 61% growth over the fourth quarter of 2009; Net Income attributable to stockholders of $16.9 million, compared to $2.4 million in the fourth quarter of 2009; earnings per share of $0.74 in the fourth quarter of 2010 compared to $0.11 in the fourth quarter of 2009, both on a fully diluted basis.

•
New orders of $307 million for a 13% growth over the fourth quarter of 2009, with major orders from CVS, Carter’s, GTECH, Row 44, Footlocker, T.J.Maxx, Shell, Denny’s, and Barrett Xplore in our North America broadband business; ADB, Avanti, BP, Camelot, Telespazio, Global Crossing, Telemar, Tecban, Central Bank of India, BEL India, and State Bank of India in our International broadband business; and Boeing and THURAYA in our Mobile Satellite business.

Full Year Ended December 31, 2010 Financial Highlights:

•	Consolidated total revenues of $1,043 million for a 3% growth over the full year ended December 31, 2009, or 6% growth excluding revenues from the discontinued contract with Telematics.

•	Consolidated services revenues of $791 million for a growth of 11% over the full year ended December 31, 2009, or 14% excluding revenue from the discontinued contract with Telematics.

•	Continued strong growth in consumer business over the full year ended December 31, 2009:
-	Revenue of $477 million, up 14%; service revenue up 19%.
-	Subscriber gross adds of 213,000 and net adds of 74,000.
-	Total subscriber base of 578,000 as of December 31, 2010, for a growth of 15% over the subscriber base as of December 31, 2009.
-	Churn of 2.1%.

•	Record Adjusted EBITDA of $227 million for a growth of 30% over the full year ended December 31, 2009.

•
Net Income attributable to stockholders of $22.8 million and earnings per share (fully diluted) of $1.00 compared to a net loss of $52.7 million and a loss of $2.46 per share in the full year ended December 31, 2009.

•	Strong liquidity with cash, cash equivalents, and marketable securities of $183 million as of December 31, 2010.

•
New orders of $1,297 million for a growth of 27% over the full year ended December 31, 2009, resulting in a record non-consumer backlog of $1,064 million, a 27% growth over the backlog at December 31, 2009.

Set forth below are tables highlighting certain of Hughes’ and HNS’ results for the three and twelve months ended December 31, 2010 and 2009.

Hughes Communications, Inc.
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2010	2009	2010	2009

Revenue
North America Broadband	$191,187	$175,306	$733,750	$690,279
International Broadband	62,520	60,961	205,607	203,886
Telecom Systems	22,528	25,069	95,069	112,500
HTS Satellite	3,317	-	3,317	-
Corporate and Other	1,932	904	5,584	3,034
Total	$281,484	$262,240	$1,043,327	$1,009,699

Operating income (loss)
North America Broadband	$24,347	$16,400	$67,884	$(7,991)
International Broadband	6,520	5,168	10,571	15,120
Telecom Systems	2,149	3,485	14,183	14,227
HTS Satellite	(573)	(37)	(3,350)	(37)
Corporate and Other	(937)	(5,427)	(3,664)	(9,007)
Total	$31,506	$19,589	$85,624	$12,312

Net income (loss) attributable to HCI stockholders	$16,880	$2,367	$22,787	$(52,693)

Adjusted EBITDA*	$70,778	$56,482	$226,771	$173,929

New Orders	$307,462	$271,470	$1,296,604	$1,022,922

Hughes Network Systems, LLC
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2010	2009	2010	2009

Revenue
North America Broadband	$191,187	$175,306	$733,750	$690,279
International Broadband	62,520	60,961	205,607	203,886
Telecom Systems	22,528	25,069	95,069	112,500
HTS Satellite	3,317	-	3,317	-
Total	$279,552	$261,336	$1,037,743	$1,006,665

Operating income (loss)
North America Broadband	$24,347	$16,400	$67,884	$(7,991)
International Broadband	6,520	5,168	10,571	15,120
Telecom Systems	2,149	3,485	14,183	14,227
HTS Satellite	(573)	(37)	(3,350)	(37)
Total	$32,443	$25,016	$89,288	$21,319

Net income (loss) attributable to HNS	$17,361	$7,229	$25,393	$(44,905)

Adjusted EBITDA*	$71,095	$55,922	$228,645	$174,647

New Orders	$304,916	$270,742	$1,290,331	$1,020,324

*	For the definition of Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Recent Highlights:

•
EchoStar Corporation (NASDAQ: SATS) and Hughes announced an agreement pursuant to which EchoStar will acquire all of the outstanding equity of Hughes and its subsidiaries including its principal operating subsidiary, HNS, valued at approximately $2 billion, including debt.

•
HNS was awarded a contract valued at over US $27 million from Star Satellite Communications Company PJSC, a wholly owned subsidiary of Al Yah Satellite Communications Company PrJSC (Yahsat) based in the United Arab Emirates for the sale of satellite system equipment.

•
HNS was selected by Boeing to provide the Ground Communications Network (GCN) for the MEXSAT Satellite Based Network (SBN) system. HNS will supply system design and development engineering, fabrication and development of gateways, factory integration, and test of all subsystems, as well as site installation and final delivery into service.

•
Leading children’s apparel brand, Carter’s, Inc., has agreed to a major network upgrade to deliver stronger security, better performance, and in-store wireless connectivity to be provided by HNS.  This major upgrade to all of the nearly 500 retail sites provides significant new functionality.

•
HNS announced its managed Voice-over-IP (VoIP) solution for the government market. Using the new Hughes ActiveQoS™ technology, Hughes can provide superior voice quality over affordable broadband, eliminating the need for agencies to invest in expensive, leased line Multiprotocol Label Switching (MPLS) networks.

•	HNS shipped more than 327,000 broadband satellite terminals in 2010, the most ever in one year, bringing its cumulative number shipped worldwide to more than 2.5 million.

•
HNS announced the launch of its new M2M (machine-to-machine) broadband service that enables the utility, energy, and other industries with remote unmanned equipment to extend faster network intelligence to their entire infrastructure, regardless of hard-to-reach locations or environmental conditions.

•	HNS placed fourth among the Global Top Twenty operators worldwide on the World Teleport Association’s annual Top Teleport Operator Rankings for 2010.

•
HNS’ HN9400 dual band satellite router received a 2010 Satellite Spotlight Product of the Year Award from Technology Marketing Corp. Spearheading the industry’s move to high capacity Ka-band satellite systems, the Hughes HN9400 is the newest member of its market-leading family of routers, designed to deliver the maximum performance on today’s Ku- or Ka-band platforms, while being future-proof for next generation, high-throughput systems.

To summarize, Pradman Kaul, president and CEO, said, “The highlight in the fourth quarter was the stand-out performance by our consumer business. We activated nearly 59,000 new subscribers in Q4, an all-time quarterly record, while also increasing ARPU. We added a net of 74,000 subscribers in 2010 and we recorded over $1 billion of new orders in 2010, as a result of which our non-consumer backlog was a healthy $1.1 billion at year end 2010. The construction of our Jupiter™ satellite is proceeding well and is on-time and on-budget; we are on track to launch Jupiter in the first half of 2012.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and CFO said, “The momentum from the third quarter of 2010 in delivering strong profitability continued in the fourth quarter of 2010. In FY 2010, Hughes’ Adjusted EBITDA was an all-time high of $227 million, Net Income attributable to stockholders was $22.8 million, and we delivered EPS of $1.00 in 2010, a significant turnaround from the loss of $2.46 in 2009. This profitability expansion coupled with effective working capital management resulted once again in delivering an impressive $149 million of cash from operating activities in 2010 and we ended the year with strong consolidated cash, cash equivalents, and marketable securities of $183 million.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ Net Income (Loss), as determined under United States of America Generally Accepted Accounting Principles (GAAP), and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2010	2009	2010	2009

Net income (loss) attributable to HCI stockholders	$16,880	$2,367	$22,787	$(52,693)
Add:
Equity incentive plan compensation	1,835	1,898	7,514	7,371
Interest expense	13,216	16,994	59,345	64,119
Income tax expense	1,380	1,656	5,716	2,446
Depreciation and amortization	35,974	29,522	131,586	102,731
Long-term incentive/retention cash plan	-	-	-	1,538
Sea Launch impairment	-	-	-	44,400
Data Synapse impairment	-	-	-	1,000
HTI investment impairment	-	5,239	-	5,239
Class action settlement	1,866	-	1,866	-
Less:
Interest income	(373)	(1,194)	(2,043)	(2,222)
Adjusted EBITDA*	$70,778	$56,482	$226,771	$173,929

The following table reconciles the differences between HNS’ Net Income (Loss), as determined under GAAP, and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2010	2009	2010	2009

Net income (loss) attributable to HNS	$17,361	$7,229	$25,393	$(44,905)
Add:
Equity incentive plan compensation	1,754	1,816	7,187	6,933
Interest expense	13,211	16,988	59,324	64,094
Income tax expense	1,360	1,661	5,691	2,436
Depreciation and amortization	35,827	29,351	130,954	102,139
Long-term incentive/retention cash plan	-	-	-	1,538
Sea Launch impairment	-	-	-	44,400
Class action settlement	1,866	-	1,866	-
Less:
Interest income	(284)	(1,123)	(1,770)	(1,988)
Adjusted EBITDA*	$71,095	$55,922	$228,645	$174,647

The condensed consolidated financial statements of Hughes and HNS for the periods ended December 31, 2010 and 2009 are attached to this press release.

Note on Use of Non-GAAP Financial Measures
Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes Adjusted EBITDA as a supplemental non-GAAP financial measure. Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization, equity incentive plan compensation, long-term incentive/retention cash plan, and other adjustments permitted by the debt instruments of HNS. We believe this non-GAAP financial measure provides useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use this non-GAAP measure in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long-term cash incentive retention program. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that this non-GAAP financial measure provides information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS’ credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014, issued in 2006 and 2009.

Adjusted EBITDA is not a recognized term under GAAP. This non-GAAP measure does not represent net income or cash flows from operations, as these terms are defined under GAAP and should not be considered as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, this non-GAAP measure is not intended to be a measure of cash flow available to management for discretionary use, as such measure does not consider certain cash requirements, such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, debt service requirements (including VSAT operating lease hardware), and payments under the long-term cash incentive retention program. Adjusted EBITDA, as presented herein, is not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the world’s leading provider of satellite broadband for home and office, delivering innovative network technologies, managed services, and solutions for enterprises and governments globally.  HughesNet® is the #1 high-speed satellite Internet service in the marketplace, with offerings to suit every budget. To date, Hughes has shipped more than 2.5 million systems to customers in over 100 countries, representing over 50 percent market share. Its products employ global standards approved by the TIA, ETSI, and ITU organizations, including IPoS/DVB-S2, RSM-A, and GMR-1.

Headquartered outside Washington, DC, in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the US Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans, and objectives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans,” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations, and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 3, 2010, and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©2010 Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, SPACEWAY, and Jupiter are trademarks of Hughes Network Systems, LLC.

Contact Information

Investor Relations Contact: Deepak V. Dutt,
Vice President, Treasurer and Investor Relations Officer
Email: deepak.dutt@hughes.com
Phone: 301-428-7010

Media Contact: Judy Blake,
Director, Marketing Communications
Email: judy.blake@hughes.com
Phone: 301-601-7330

Attachments

Hughes Communications, Inc.
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Cash Flows

Hughes Network Systems, LLC
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per-share amounts)
(Unaudited)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$138,131	$261,038
Marketable securities	44,532	47,188
Receivables, net	186,692	163,816
Inventories	57,819	60,244
Prepaid expenses and other	26,127	22,476
Total current assets	453,301	554,762
Property, net	774,052	602,403
Capitalized software costs, net	46,092	49,776
Intangible assets, net	11,440	14,524
Goodwill	5,093	5,093
Other assets	73,197	75,836
Total assets	$1,363,175	$1,302,394
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$120,202	$119,461
Short-term debt	6,285	6,750
Accrued liabilities and other	128,790	131,774
Total current liabilities	255,277	257,985
Long-term debt	740,576	714,957
Other long-term liabilities	27,308	16,356
Total liabilities	1,023,161	989,298
Commitments and contingencies
Equity:
Hughes Communications, Inc. ("HCI") stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued and outstanding as of December 31, 2010 and 2009	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized; 21,834,787 shares and 21,633,539 shares issued and outstanding as of December 31, 2010 and 2009, respectively	22	22
Additional paid in capital	735,233	730,809
Accumulated deficit	(387,756)	(410,543)
Accumulated other comprehensive loss	(18,449)	(16,247)
Total HCI stockholders' equity	329,050	304,041
Noncontrolling interests	10,964	9,055
Total equity	340,014	313,096
Total liabilities and equity	$1,363,175	$1,302,394

HUGHES COMMUNICATIONS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per-share amounts)
(Unaudited)

	Year Ended December 31,
	2010	2009
Revenues:
Services revenues	$791,324	$712,592
Hardware revenues	252,003	297,107
Total revenues	1,043,327	1,009,699
Operating costs and expenses:
Cost of services	493,023	448,804
Cost of hardware	234,805	289,516
Selling, general and administrative	206,512	180,675
Loss on impairments	-	50,639
Research and development	20,279	22,296
Amortization of intangible assets	3,084	5,457
Total operating costs and expenses	957,703	997,387
Operating income	85,624	12,312
Other income (expense):
Interest expense	(59,345)	(64,119)
Interest income	2,043	2,222
Other income, net	374	214
Income (loss) before income tax expense and equity in earnings (losses) of unconsolidated affiliates	28,696	(49,371)
Income tax expense	(5,716)	(2,446)
Equity in earnings (losses) of unconsolidated affiliates	-	170
Net income (loss)	22,980	(51,647)
Net income attributable to the noncontrolling interests	(193)	(1,046)
Net income (loss) attributable to HCI stockholders	$22,787	$(52,693)
Income (loss) per share:
Basic	$1.05	$(2.46)
Diluted	$1.00	$(2.46)
Shares used in computation of per share data:
Basic	21,606,162	21,393,151
Diluted	22,738,207	21,393,151

HUGHES COMMUNICATIONS, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$22,980	$(51,647)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	131,586	102,731
Amortization of debt issuance costs	2,818	2,025
Share-based compensation expense	7,514	7,371
Equity in (earnings) losses from unconsolidated affiliates	-	(170)
Loss on impairments	-	50,639
Other	(56)	535
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	(22,371)	41,584
Inventories	1,697	6,438
Prepaid expenses and other	1,721	5,369
Accounts payable	20,098	13,954
Accrued liabilities and other	(17,266)	(27,447)
Net cash provided by operating activities	148,721	151,382
Cash flows from investing activities:
Change in restricted cash	1,211	223
Purchases of marketable securities	(105,692)	(62,118)
Proceeds from sales of marketable securities	108,289	15,000
Expenditures for property	(282,819)	(150,764)
Expenditures for capitalized software	(13,073)	(12,772)
Proceeds from sale of property	205	397
Cash acquired, consolidation of Hughes Systique Corporation	-	828
Long-term loan receivable	-	(10,000)
Other, net	1,847	(830)
Net cash used in investing activities	(290,032)	(220,036)
Cash flows from financing activities:
Short-term revolver borrowings	4,761	6,791
Repayments of revolver borrowings	(5,347)	(7,861)
Proceeds from exercise of stock options	134	-
Long-term debt borrowings	31,602	147,849
Repayment of long-term debt	(6,252)	(12,377)
Debt issuance costs	(7,140)	(4,612)
Net cash provided by financing activities	17,758	129,790
Effect of exchange rate changes on cash and cash equivalents	646	(3,914)
Net increase (decrease) in cash and cash equivalents	(122,907)	57,222
Cash and cash equivalents at beginning of the period	261,038	203,816
Cash and cash equivalents at end of the period	$138,131	$261,038
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$53,205	$60,410
Cash paid for income taxes	$7,521	$5,659
Supplemental non-cash disclosures related to:
Capitalized software and property acquired, not paid	$26,954	$26,946
COFACE Guaranteed Facility	$22,871
Investment in Hughes Telematics, Inc.		$13,000
Consolidation of Hughes Systique Corporation		$5,328

HUGHES NETWORK SYSTEMS, LLC
Consolidated Balance Sheets
(In thousands, except per-share amounts)
(Unaudited)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$80,800	$183,733
Marketable securities	6,675	31,126
Receivables, net	184,869	162,806
Inventories	57,819	60,244
Prepaid expenses and other	24,600	20,976
Total current assets	354,763	458,885
Property, net	773,652	601,964
Capitalized software costs, net	46,092	49,776
Intangible assets, net	10,738	13,488
Goodwill	2,661	2,661
Other assets	67,459	68,524
Total assets	$1,255,365	$1,195,298
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$117,763	$117,513
Short-term debt	6,196	6,750
Accrued liabilities and other	133,383	133,926
Total current liabilities	257,342	258,189
Long-term debt	740,487	714,957
Other long-term liabilities	27,308	16,191
Total liabilities	1,025,137	989,337
Commitments and contingencies
Equity:
Hughes Network Systems, LLC ("HNS") equity:
Class A membership interests	176,099	177,933
Class B membership interests	-	-
Retained earnings	61,487	36,094
Accumulated other comprehensive loss	(15,682)	(13,987)
Total HNS' equity	221,904	200,040
Noncontrolling interest	8,324	5,921
Total equity	230,228	205,961
Total liabilities and equity	$1,255,365	$1,195,298

HUGHES NETWORK SYSTEMS, LLC
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Year Ended December 31,
	2010	2009
Revenues:
Services revenues	$785,740	$709,558
Hardware revenues	252,003	297,107
Total revenues	1,037,743	1,006,665
Operating costs and expenses:
Cost of services	491,465	448,767
Cost of hardware	234,805	289,516
Selling, general and administrative	199,156	175,203
Loss on impairment	-	44,400
Research and development	20,279	22,296
Amortization of intangible assets	2,750	5,164
Total operating costs and expenses	948,455	985,346
Operating income	89,288	21,319
Other income (expense):
Interest expense	(59,324)	(64,094)
Interest income	1,770	1,988
Other income (loss), net	-	(334)
Income (loss) before income tax expense	31,734	(41,121)
Income tax expense	(5,691)	(2,436)
Net income (loss)	26,043	(43,557)
Net income attributable to the noncontrolling interest	(650)	(1,348)
Net income (loss) attributable to HNS	$25,393	$(44,905)

HUGHES NETWORK SYSTEMS, LLC
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$26,043	$(43,557)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	130,954	102,139
Amortization of debt issuance costs	2,818	2,025
Share-based compensation expense	839	899
Loss on impairment	-	44,400
Other	(67)	546
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	(21,558)	52,538
Inventories	1,697	6,438
Prepaid expenses and other	1,065	4,721
Accounts payable	19,607	15,580
Accrued liabilities and other	(14,241)	(22,858)
Net cash provided by operating activities	147,157	162,871
Cash flows from investing activities:
Change in restricted cash	1,165	(108)
Purchases of marketable securities	(29,280)	(41,080)
Proceeds from sales of marketable securities	53,693	10,000
Expenditures for property	(282,589)	(150,702)
Expenditures for capitalized software	(13,073)	(12,772)
Proceeds from sale of property	206	397
Long-term loan receivable	-	(10,000)
Other, net	1,462	(755)
Net cash used in investing activities	(268,416)	(205,020)
Cash flows from financing activities:
Short-term revolver borrowings	4,761	6,791
Repayments of revolver borrowings	(5,347)	(7,861)
Long-term debt borrowings	31,548	147,849
Repayments of long-term debt	(6,244)	(12,375)
Debt issuance costs	(7,140)	(4,612)
Net cash provided by (used in) financing activities	17,578	129,792
Effect of exchange rate changes on cash and cash equivalents	748	(4,172)
Net increase (decrease) in cash and cash equivalents	(102,933)	83,471
Cash and cash equivalents at beginning of the period	183,733	100,262
Cash and cash equivalents at end of the period	$80,800	$183,733
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$53,184	$60,386
Cash paid for income taxes	$7,517	$5,619
Supplemental non-cash disclosures related to:
Capitalized software and property acquired, not paid	$26,954	$26,946
COFACE Guaranteed Facility	$22,871